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FAB Universal Responds to Allegations

Board Authorizes Third Party Investigation to Verify its Findings

PITTSBURGH, PA. December 10, 2013 -- FAB Universal (NYSE MKT: FU), a worldwide distributor of digital media and entertainment, announced today the  findings of the preliminary internal review undertaken at the direction of FAB’s Board of Directors in response to the allegations made in numerous published reports through November 19, 2013 by acknowledged short-sellers of FAB’s common stock.

The Board of Directors takes these allegations seriously and is aware that they have created doubt about FAB Universal and its business operations and financial reporting. The Board and its management team remain committed to providing the highest level of transparency in its financial reporting and maintaining the trust of its shareholders.  The management team has been working diligently to complete the preliminary internal review undertaken at the Board’s request.  As a result of the findings of this review, the Board has uncovered certain deficiencies in the Company’s internal controls, and is taking the necessary steps to tighten FAB Universal’s internal controls.

In recognition of the fact that the Board is relying on its own analysis of the allegations and to reassure the Company’s shareholders of the integrity of its analysis, the Board has  authorized the hiring of an independent third party to verify these findings. In addition, the Company plans to hire a bi-lingual Senior Financial Reporting Executive with public company experience to work at FAB Universal in Beijing. This individual will have responsibility for all FAB financial reporting in China.

Bond Offering

It has been determined that one of the Company’s variable interest entities (VIE), conducted a $16.3 million bond offering in China which was not reflected on the Company’s financials.  The Company is taking steps to determine both how this occurred and what controls are necessary to ensure that it does not happen again.

Net proceeds from the bond offering totaled $15.8 million; however, to date none of the funds have been used by FAB Universal.  The three year bonds were issued on April 25, 2013 in an aggregate principal amount of $16.3 million and bear interest at the rate of 11% per annum with an option to adjust the interest rate at the end of the second year.  The bonds are secured by a pledge of all shares in an entity that does business with the Company and certain real estate assets in China, and are guaranteed by FAB Universal’s Chairman Zhang Hongcheng.  The bonds are puttable by the holders at the end of the second year.

While FAB Universal intends to restate its financial statements for the second and third quarters of 2013, it is important to note that neither the proceeds of the offering nor the liability were reflected on the Company’s financial statements.   The Company’s financial statements will be impacted for the net interest expense and deferred financing costs associated with the bond offering.

The Company will file an 8-K later today advising investors to no longer rely on the Company’s unaudited financial statements for the second and third quarters of 2013 and presenting the Company’s preliminary estimates of the effect of the bond offering.

Kiosks

The short sellers provide anecdotal evidence to suggest that the number of Intelligent Media kiosks licensed by FAB is far lower than publicly reported.  The short sellers have a fundamental, but understandable, misunderstanding of the economics of the Company’s business. FAB does not buy, sell or own kiosks.  Instead, it sells licenses to operate Intelligent Media kiosks and to use the software to run the kiosks through 40 independent regional agents who are responsible for signing up licensees, deploying the kiosks and reporting the number of installed kiosks.

As of September 30, 2013, 16,820 licenses have been sold, of which 3,954 have been issued for the placement of kiosks in Beijing; all of the 3,954 kiosks in Beijing have been deployed. As part of its preliminary review, the Board has examined data concerning the licenses to operate kiosks entered into by the Company as of September 30, 2013, and has re-verified 12,866 licenses.  Verification of the remaining licenses will continue until all licenses have been reviewed.

Minimum Guarantee

It has been alleged that FAB promises kiosk licensees guaranteed minimum returns on their kiosk investments and offers to buy back kiosks using FAB’s U.S. listed common stock.  To date, the Company has completed a review of 75% of the license contracts and has not identified any instances of a minimum guarantee. FAB maintains that it has never entered into any agreement with an agent or licensee for a minimum return guarantee or stock payment by the Company. Any communication to the contrary was unauthorized and is unenforceable.

Pirated Content

One of the short sellers’ allegations centers on the claim that the Company’s Intelligent Media kiosks have been distributing pirated U.S. movies. FAB Universal takes great pride in its commitment to copyright protection and has never authorized the installation of any pirated content. To ensure compliance with its policies regarding piracy, the Company will examine its content control processes with the assistance of the independent third party and implement any measures deemed necessary to tighten controls.

New Retail Store Prepayments

As part of its review, the Board of Directors has asked that $17.8 million in prepayments for the setup of additional FAB flagship stores be returned to the Company in light of its decision to accelerate the transition to digital distribution channels.  These are cash payments that FAB has made to third parties to assist the Company in opening multiple retail flagship stores throughout China.  Of the total $21.2 million in prepayments on the Company’s balance sheet as of September 30, 2013, $3.4 million of prepayments will remain outstanding which will be used to open 2 retail stores in 2014.

Cash

For cash recorded at September 30, 2013, cash confirmations were received for five bank accounts representing 99% of the cash reported on Form 10Q with no exceptions.  On November 27, 2013, a bank confirmation was received by the Company for the account that holds the largest amount of cash to verify the balance as of November 18, 2013.  There was no significant change in the cash balance between September 30, 2013 and November 18, 2013 for this account.  Additionally, on November 27, 2013, bank confirmations were received by the Company for the account where the bond proceeds were held in order to verify the balance as of September 30, 2013 and November 18, 2013.  The confirmation confirmed the cash proceeds from the bond offering were in the bank account. The bond proceeds were transferred to a FAB Universal operating account on November 22, 2013.

About FAB Universal Corp.

FAB Universal Corp. is a global leader in digital media entertainment sales and distribution. FAB delivers media to its customers worldwide through Intelligent Kiosks, Retail Stores and Franchises, and online through Apple iTunes and Google Android. We distribute billions of movie, music, podcast, TV show and other digital files to consumers in 240 countries through three business units: Digital Media Services, Retail Media Sales and Wholesale Media Distribution. Sales of digital media are generated through the kiosks networks, subscription sales for mobile devices, smartphone Apps and Netflix-like subscription models. In 2011, we distributed billions of downloads of copyrighted music, video games, ringtones, ebooks, movies and podcasts to over 50 million people worldwide through iPods, iPhones, iPads, iTunes, Blackberrys, Windows Phones, Androids and many other devices and destinations. We are a publicly held, Pittsburgh based company with thousands of shareholders and a world-class team. Visit us on the web at www.fabuniversal.com, email us at contact@fabuniversal.com.

Legal Notice

Legal Notice Regarding Forward-Looking Statements: "Forward-looking Statements" as defined in the Private Securities litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services or changes in our business strategies.